As filed with the Securities and Exchange Commission on June 8, 2009
Registration No. 333-________

United States Securities and Exchange Commission Washington, D.C. 20549

Form S-8 Registration Statement Under The Securities Act of 1933

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	77-0015491 (I.R.S. employer identification no.)
400 West California Avenue Sunnyvale, California 94086 (Address of principal executive offices) (Zip code)
Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan (Full title of the Plan)
William B. Van Vleet III Chief Executive Officer Applied Signal Technology, Inc. 400 West California Avenue Sunnyvale, California 94086 (Name and address of agent for service)
Telephone number, including area code, of agent for service: (408) 749-1888.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	✓ Accelerated filer	Non-accelerated filer	Smaller reporting Company

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[3]	Amount of Registration Fee
1993 Employee Stock Purchase Plan Common Stock ($0.001 par value)	500,000	$25.355	$12,677,500	$707.40

1 Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transactions.

2 Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for Applied Signal Technology, Inc. Common Stock as reported on the Nasdaq Stock Market, Inc. on June 3, 2009.

3 Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus referred to herein also relates to the Registrant’s Registration Statements on Form S-8 (Reg. No. 333-143787, 333-104756, and 333-72212).

Explanatory Note

This Registration Statement on Form S-8 of Applied Signal Technology, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 500,000 shares of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company’s 1993 Employee Stock Purchase Plan (the “Plan”). These additional shares were authorized by an amendment to the Plan which was approved by the stockholders at the Company’s annual meeting of stockholders on March 18, 2009. The remaining shares of common stock issuable under the Plan have been previously registered by Registration Statement on Form S-8 (Registration No. 333-143787, 333-104756, and 333-72212), which registration statements are hereby incorporated by reference.

Part II
Information Required In The Registration Statement

Item 3. Incorporation of Documents by Reference

Applied Signal Technology, Inc. (the “Company”) hereby incorporates by reference in this Registration Statement the following documents:
(a)	The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited consolidated financial statements for the Company’s latest fiscal year ended October 31, 2008, as filed with the Commission on January 12, 2009.
(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2009, as filed with the Commission on March 9, 2009, and Quarterly Report on Form 10-Q for the quarter ended May 1, 2009, filed with the Commission on June 8, 2009.
(c)	The Company’s Current Reports on Form 8-K filed on December 19, 2008, February 27, 2009, April 1, 2009, and June 5, 2009.
(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on February 11, 1993 (No. 0-21236, as amended by Amendment No. 1 filed on March 17, 1993, effective March 26, 1993), filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company’s Second Amended and Restated Articles of Incorporation provide that the liability of the directors and officers for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company’s directors and officers shall not be liable for monetary damages for actions taken in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director and officer will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director or officer, (iii) any transaction from which a director or officer derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s or officer’s duty to the Company or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director or officer and the Company under California law. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption From Registration Claimed

Not applicable

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S‑3 or Form S‑8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.
	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
		(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signature

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 8, 2009.

APPLIED SIGNAL TECHNOLOGY, INC.
By:	/s/ James E. Doyle
James E. Doyle Vice President of Finance and Chief Financial Officer

Signatures and Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Van Vleet III and James E. Doyle, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8th, 2009.

Signature	Title
/s/ William B. Van Vleet III
William B. Van Vleet III	Chief Executive Officer, and Director (Principal Executive Officer)

/s/ James E. Doyle
James E. Doyle	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Milton E. Cooper
Milton E. Cooper	Director

/s/ John P. Devine
John P. Devine	Director

/s/ David D. Elliman
David Elliman	Director

/s/ Robert J. Richardson
Robert J. Richardson	Director

/s/ John R. Treichler
John R. Treichler	Chief Technical Officer and Director

/s/ Marie S. Minton
Marie S. Minton	Director

 Exhibit Index

4.1

Second Amended and Restated Articles of Incorporation of the Company adopted February 22, 1993, is incorporated by reference to Exhibit 3.1B to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 28, 1993 ( No. 33-58168)

4.2

Second Amended and Restated Bylaws of the Company is incorporated by reference to Exhibit 3.2B to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 28, 1993 (No. 33-58168)

4.3

Form of Stock Certificate is incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 28, 1993 (No. 33-58168)

5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1

Amendment to Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan, as amended on March 18, 2009, is incorporated by reference to Exhibit 10.69 filed with the Company’s Form 8-K filed with the Securities and Exchange Commission on April 1, 2009.

Exhibit 5

DLA Piper US LLP
2000 University Avenue, East Palo Alto, CA 94303-2248
Phone: 650-833-2000 Fax: 650-833-2001 www.dlapiper.com

June 8, 2009

Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, California 94086

Ladies and Gentlemen:

As legal counsel for Applied Signal Technology, Inc., a California corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 500,000 shares of the Common Stock, $0.001 par value, of the Company which may be issued pursuant to the exercise of purchase rights granted under the Applied Signal Technology, Inc. 1993 Employee Stock Purchase Plan (the “Plan”).

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

Based on such examination, we are of the opinion that the 500,000 shares of Common Stock which may be issued under the Plan are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S‑K.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to us, the Shares or the Registration Statement.

Respectfully submitted,
Very truly yours,

/s/ DLA Piper US LLP
DLA PIPER US LLP

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Purchase Plan of Applied Signal Technology, Inc. of our reports dated January 8, 2009, with respect to the consolidated financial statements of Applied Signal Technology, Inc. and the effectiveness of internal control over financial reporting of Applied Signal Technology, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
June 4, 2009